UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 23, 2007

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:
(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Compensatory Arrangements of Certain Officers.

The Board of Directors of Genzyme Corporation (“Genzyme”) has previously adopted the 2004 Equity Incentive Plan, as amended and restated.  At Genzyme’s annual meeting of shareholders held on May 25, 2006, Genzyme’s shareholders approved the amended and restated 2004 Equity Incentive Plan which, among other things, provided for the grants of restricted stock and restricted stock units.  On May 23, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved the form of restricted stock units for grants to executive officers under the 2004 Equity Incentive Plan.  A copy of the form of restricted stock unit for grants to executive officers under the 2004 Equity Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On February 28, 2007, the Board of Directors of Genzyme approved the 2007 Director Equity Plan, which is an amendment, restatement and replacement of the 1998 Director Stock Option Plan.  At Genzyme’s annual meeting of shareholders held on May 24, 2007, Genzyme’s shareholders approved the 2007 Director Equity Plan.  A copy of the 2007 Director Equity Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.  A copy of the form of nonstatutory stock option for grants to directors under the 2007 Director Equity Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.  A copy of the form of restricted stock unit for grants to directors under the 2007 Director Equity Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Form of Restricted Stock Unit for grants to executive officers under Genzyme’s 2004 Equity Incentive Plan. Filed herewith.

10.2	2007 Director Equity Plan. Filed herewith.

10.3	Form of Nonstatutory Stock Option for grants under Genzyme’s 2007 Director Equity Plan. Filed herewith.

10.4	Form of Restricted Stock Unit for grants under Genzyme’s 2007 Director Equity Plan. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: May 30, 2007	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President;
Chief Legal Officer and Secretary